UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 23, 2012

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)	On January 23, 2012, on the recommendation of the Corporate Governance/Nominating Committee of M.D.C. Holdings, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) appointed Raymond T. Baker as a Class III Director, with a term expiring in 2012, to fill the position on the Board previously held by William B. Kemper. The Board determined that Mr. Baker is independent under the rules of the New York Stock Exchange and the Company’s categorical standards of independence. The addition of Mr. Baker to the Board brings the number of independent members serving on the Board to six.

Mr. Baker will be entitled to receive the same monthly retainer, meeting fees and annual grant of options as the other independent directors, as described under “2010 Director Compensation” in the Company’s proxy statement filed on March 1, 2011. Board committee memberships for Mr. Baker will be determined at a later date.

Mr. Baker is President of Gold Crown Management Company, a real estate asset management company; the founder and Co-Director of the Gold Crown Foundation; a member of the Board of Directors of Alpine Banks of Colorado; and a member of the Board of Directors of Steele Street State Bank & Trust.

A copy of the press release announcing Mr. Baker’s appointment is submitted with this report on Form 8-K.

ITEM 9.01.	EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release dated January 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: January 25, 2012	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 25, 2012.

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